Evolus Announces Expansion into U.S. Dermal Filler Market with EvolysseTM, a First-Generation Cold Technology HA by Symatese

•Portfolio of 5 Fillers in Late-Stage Development; First Approval Expected in 1H 2025
•Raises 2028 Revenue Outlook from $500 Million to $700 Million Representing a 29% CAGR
•Highly Capital Efficient Deal Structure Funded Through $50 Million Pharmakon Tranche; Company Expects to Remain Fully Funded to Profitability
•Symatese, with 25 Years of Experience, Developed the XpresHAn Technology™/OBT® for the Latest Generation Restylane® HA Products

NEWPORT BEACH, Calif., May 9, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced it has entered into a definitive agreement to be the exclusive U.S. distributor of a line of five unique dermal fillers currently in late-stage development. The addition of a filler line expands the company’s total addressable U.S. market by 70%1 by adding a $1.6 billion U.S. filler market opportunity to the existing $2.3 billion aesthetic neurotoxin market, with both markets expected to nearly double by 20281. As a result of this product expansion, the company has raised its 2028 revenue outlook by $200 million to $700 million.
“Today’s announcement represents a material step in achieving our goal of transforming Evolus into a multi-product aesthetics company,” said David Moatazedi, Evolus’ President and Chief Executive Officer. “We are excited to expand our portfolio with Evolysse™, a highly competitive filler line that complements our fast-growing aesthetic neurotoxin, Jeuveau®. Injectables are the cornerstone of aesthetics with neurotoxins and dermal fillers as the top two aesthetic procedures in the U.S. Our customer-centric approach, existing digital infrastructure and distribution platform will power the launch of this innovative filler technology into the hands of our customers and their patients.”
Moatazedi continued, “We are honored to partner with Symatese to introduce the Evolysse™ line to our U.S. customers beginning with the expected launch of the first two indications in the first half of 2025, followed by a third in 2026 and two more in 2027. Once fully launched, the Evolysse™ portfolio will offer a complete range of filler solutions to cover the spectrum of indications including mid-face, nasolabial folds, lips and eyes.
“From a financial standpoint, this long-term partnership is highly capital efficient and expected to be gross margin and operating income accretive at scale. Using the available $50 million tranche of our credit facility with Pharmakon Advisors we are funding our agreement obligations and expecting to carry Evolus to profitability in 20252. This transaction expands our product portfolio with a differentiated filler product line and we gain access to a large and growing market estimated to nearly double in size by 20281.”

Symatese is a privately held French company that designs, engineers and manufactures regenerative medical solutions based on its innovative technology platforms. Symatese has a unique and combined expertise in the field of hyaluronic acid and injection systems and is well known for the development of the latest generation of Restylane® products in the United States based on XpresHAn Technology™/OBT®.
“For the last 25 years, Symatese has had a rich history in developing numerous products for aesthetic and therapeutic purposes,” said Jean-Paul Gérardin, CEO of Symatese. “We are particularly excited to partner with Evolus in bringing our next-generation HA filler product line to the U.S. This innovative technology, which is supported by a robust global clinical development program, is based on a pioneering, gentler crosslinking technology that better preserves hyaluronic acid chains and aims to improve product performance and safety for the benefit of practitioners and their patients.”
Transaction Terms and Updated Outlook
In consideration for the exclusive U.S. distribution rights, Evolus will pay Symatese a total of €16.2 million (approximately $17.8 million based on current foreign exchange rates) including an upfront payment of €4.1 million and €12.1 million of additional payments beginning in June 2025. Evolus will also pay Symatese a mid-single-digit royalty based on net sales and a transfer price for the product. The two companies will share responsibility for expenses related to the registration process for the two planned product launches in 2027. The initial agreement is for a term of 15 years, with automatic five-year renewal provisions.
By leveraging the existing Evolus digital infrastructure, sales force, rewards program and co-branded media, the company expects the EvolysseTM line to achieve a high contribution margin at scale, which is expected to drive an expansion of our consolidated operating margin and income. The company will finance the transaction, including certain upfront transaction costs and related development and launch expenses, through a capital-efficient structure by drawing from its existing $50 million credit agreement with Pharmakon Advisors. It is the company’s expectation that this funding will be sufficient to support its operations through to profitability as described more fully below.
The company’s 2028 revenue expectation for the organic growth of Jeuveau® to $500 million remains unchanged. Assuming the Evolysse™ product line launches as described above, the company expects to achieve $200 million in incremental annual sales by 2028. As such, the company is raising its 2028 revenue outlook to $700 million.
On a combined basis, taking into consideration the transaction fees, upfront costs, financing costs and initial operating losses introducing the filler line, the company now expects it will achieve non-GAAP operating income on a consolidated basis in 2025.
Conference Call Information
Management will host a conference call and live webcast to discuss this announcement and its financial results for the quarter ended March 31, 2023 today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13737457. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Symatese
Founded 25 years ago by Eric Perouse and Jean-Paul Gérardin, Symatese is a privately held French company specializing in Class I to III medical devices. The company maintains an international presence through six subsidiaries and four manufacturing facilities, most notably in China and Brazil, employing a team of 380 persons and 40 researchers. At the heart of Symatese’s research is the science of tissue regeneration and anatomical reconstruction for the benefit of doctors and patients. Every year, more than 25 million patients worldwide are treated thanks to its innovative hyaluronic acid, collagen, thermoplastic and silicone technologies. Symatese is able to address the most delicate and complex health issues based on its expertise in 15 therapeutic specialties, aesthetic medicine and its associated administration systems, while also relying on its own product and technology brands. Research & development partnerships with major global companies and from now on with Evolus, demonstrate this strong scientific and technological excellence. For more information, visit us at www.symatese.com, and follow us on Linkedin.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to financial and other benefits expected from the exclusive U.S. distribution rights for the EvolysseTM HA dermal filler product line; the company’s long-term revenue outlook and its financial outlook for 2023, expectations regarding regulatory approvals and product launches for the EvolysseTM HA dermal filler product lines; and the company’s cash position and expectations for reaching profitability.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement

Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 expected to be filed with the Securities and Exchange Commission on or about May 9, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and EvolysseTM are trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Restylane®, XpresHAn Technology™ and OBT® are trademarks of Galderma S.A.

1 Source: Medical Insights Dermal Filler Market Study, March 2023 (www.miinews.com), BCG Aesthetic Research presented at IMCAS 2023 and company estimates.
2 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. “Non-GAAP operating income” excludes the revaluation of contingent royalty obligations, stock-based compensation expense, and depreciation and amortization. Management believes that non-GAAP operating income is useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating income will enable investors to assess the company in the same way that management has historically assessed the company’s operating income against comparable companies with conventional accounting methodologies. The company’s definition of non-GAAP operating income has limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered superior to and are not intended to be considered in isolation or as a substitute for GAAP financial measures. Due to the forward-looking nature of the non-GAAP operating income outlook disclosed in this press release, no reconciliation of such non-GAAP measure to the comparable GAAP financial measure is available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking non-GAAP operating income, that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on the company’s GAAP financial results.

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Evolus Contacts:
Investors:
David K. Erickson
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Media:
Email: media@evolus.com

Symatese Contact:
Laurent Brones
Corporate Communication Director

Tel: +33 6 14 31 13 57
Email: l.brones@symatese.com